Exhibit 99.2

CARDIOVASCULAR SYSTEMS PRICES PUBLIC OFFERING OF COMMON STOCK

St. Paul, Minn. – June 9, 2020 – Cardiovascular Systems, Inc. (CSI) (Nasdaq: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today announced the pricing of its previously announced underwritten public offering of 3,676,471 shares of its common stock at a price to the public of $34.00 per share. Gross proceeds to CSI from the offering are expected to be approximately $125.0 million, before deducting underwriting discounts and commissions and offering expenses. In connection with the offering, CSI has granted to the underwriters of the offering a 30-day option to purchase up to an additional 551,470 shares of common stock at the same price to the public. The offering is expected to close on June 12, 2020, subject to customary closing conditions.

CSI intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include, but not be limited to, expansion of marketing programs, international expansion, new product development, clinical studies and publications, investments, acquisitions, or general working capital needs.

Barclays and SVB Leerink are acting as joint book-running managers for the offering. Guggenheim Securities and Stifel are acting as co-managers.

The securities described above are being offered by CSI pursuant to an automatic shelf registration statement previously filed with the Securities and Exchange Commission (SEC) on December 6, 2018.
The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus, and when available, copies of the final prospectus supplement and the accompanying prospectus, may also be obtained by contacting Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Barclaysprospectus@broadridge.com, telephone: (888) 603-5847 or SVB Leerink, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s orbital atherectomy system treats calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time and addresses many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives.

Forward-Looking Information
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding CSI’s expectations regarding the completion, timing and size of the proposed public offering are forward-

looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering as well as other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Risk factors are also contained in the preliminary prospectus supplement filed with the SEC with respect to the offering on June 9 , 2020, and will be contained in the final prospectus supplement to be filed with the SEC with respect to the offering. There can be no assurance that CSI will be able to complete the public offering on the anticipated terms, or at all. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Contact:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com

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